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                                                                      Exhibit 21

                                  SUBSIDIARIES



Name                                                               Incorporation
----                                                               -------------
Chrysalis International Preclinical Services                       Pennsylvania
     Corporation
Chrysalis International, S.A.*                                     France
Chrysalis DNX Transgenic Sciences                                  Ohio
     Corporation
Chrysalis International Clinical Services                          Delaware
     Corporation
Chrysalis International Holding, A.G.*                             Switzerland
Chrysalis International, A.G.*                                     Switzerland
Chrysalis International, GmbH*                                     Germany
Chrysalis International Clinical Pharmacology                      Germany
     Services, GmbH*


All subsidiaries are wholly-owned except as otherwise indicated.

*    Wholly-owned subsidiary except for director qualifying shares.